SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 16, 2010

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2010, NanoViricides, Inc. (the “Registrant”) and Seaside 88, LP (“Seaside”) executed a Letter Agreement and Amendment (the “Letter Agreement”) regarding the purchase and sale of an additional 500,000 shares (the “Additional Shares”) of the Registrant’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) at the purchase price of $10.00 per share as originally contemplated by that certain Securities Purchase Agreement, dated May 11, 2010, between the parties (the “Agreement”).

Pursuant to the Letter Agreement, the parties agreed to amend certain provisions of the Agreement so that the Additional Shares could be purchased in two (2) closings, at each of which the Registrant will issue and sell to Seaside 250,000 shares of Series B Preferred Stock.  The parties also agreed that the second closing of the Additional Shares would occur ninety (90) days subsequent to the first closing of the Additional Shares (the “First Follow-on Closing Date”).  We also agreed to decrease the number of shares of Series B Preferred Stock that automatically convert from 60,000 shares to 40,000 shares, commencing on the First Follow-on Closing Date and  the date of the subsequent closing, and every 14th day thereafter, subject to certain limitations and qualifications, into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Certificate of Designation for the Series B Preferred Stock was amended to reflect such change in the number of shares convertible into Common Stock at each conversion date.  Each share of Series B Preferred Stock converts into shares of Common Stock at a conversion factor equal to the Purchase Price divided by the lower of (i) of the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten consecutive trading days immediately prior to a conversion date multiplied by 0.85 or (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88.

In the event that the 20-Day VWAP, as defined in the Agreement, does not equal or exceed $0.20 (the “Floor”), as calculated with respect to any subsequent conversion date, then such conversion will not occur and the shares not converted on that date will be added to the shares to be converted on the following conversion date.

The First Follow-on Closing occurred on September 21, 2010.  The conversion price per share for the First Follow-on Closing was $0.93007, and the Company raised gross proceeds of $2,500,000 at such First Follow-on Closing, before estimated offering expenses of approximately $270,000 which includes placement agent and attorneys’ fees.

The offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-165221), which was declared effective by the Securities and Exchange Commission on April 29, 2010.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the offering.

In connection with the offering, pursuant to a placement agency agreement entered into by and between Midtown Partners & Co., LLC (“Midtown”) and the Company on March 3, 2010 (the “Placement Agent Agreement”), the Company will pay Midtown a cash fee representing 8% of the gross purchase price paid by Seaside for the Series B Preferred Stock.

On September 21, 2010, the Company issued a press release announcing the First Follow-on Closing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Letter Agreement, the Agreement and the Placement Agent Agreement.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.  The foregoing descriptions of the Agreement and the Placement Agent Agreement are qualified in their entirety by reference to the Agreement and the Placement Agent Agreement, which are filed as Exhibits 10.1 and 1.1, respectively, to the Registrant’s Current Report on Form 8-K filed on May 12, 2010 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent conversions of common stock in connection with the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the shares of common stock it may issue upon conversion of the Series B Preferred Stock under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

Please see Item 1.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

10.1
Letter Agreement and Amendment with respect to Follow-On Offering pursuant to that certain Securities Purchase Agreement, dated as of May 11, 2010, by and between NanoViricides, Inc. and Seaside 88, LP.

99.1	Press Release, dated September 21, 2010.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: September 21, 2010	By:	/s/ Anil Diwan
Dr. Anil Diwan, Ph.D.
President, Chairman

Exhibit Index

Exhibit Number	Description
4.1	Amended Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

10.1
Letter Agreement and Amendment with respect to Follow-On Offering pursuant to that certain Securities Purchase Agreement, dated as of May 11, 2010, by and between NanoViricides, Inc. and Seaside 88, LP.

99.1	Press Release, dated September 21, 2010.